                                                                    EXHIBIT 99.3


                                CLOSING STATEMENT

DATE:       06/28/06             NCS FILE#110601

SELLER:     Portland Lofts Associates Limited Partnership
BUYER:      SP/Honeyman LLC
PROPERTY:   Portland Lofts Apartments, Portland OR


                                                                          BUYER              SELLER
SALES PRICE                                                         $(11,000,000.00)      11,000,000.00

ADJUSTMENTS
Tenant Security Deposits                                            $     13,600.00      $   (13,600.00)
Prepaid Rents                                                       $        418.91      $      (418.91)
Rents Prorations $123,845.55 = $4,128.18/D                          $     12,384.54      $   (12,384.54)
Last Month's Rents                                                  $     24,640.00      $   (24,640.00)
M. Willis Lease Tenant Improvements                                 $     (8,954.27)     $     8,954.27
R E Taxes - 2005-06 year = $145,640.23 - $399.02 p                  $     (1,197.05)     $     1,197.05
Net Loan Proceeds from Intervest                                    $  8,776,675.68

CHARGES AND DEDUCTIONS
Payoff - Bank of America Loan#003102662-00                                               $(4,701,390.71)
Legal Fees to: Witherspoon Kelley Davenport & Tool                  $     (4,750.00)
Insurance Fees to: Kibble & Prentice                                $    (71,518.00)
Recording Charges
Recording Fees                            Est.                      $     (1,500.00)

Title Company Charges
Owners Title Policy $11,000,000                                     $     (5,865.00)     $   (16,850.00)
Owners Policy Endorsements
Zoning                                                              $     (1,000.00)
Access                                                              $        (50.00)
Same as Survey                                                      $        (50.00)
Contiguity                                                          $        (50.00)
Waiver Arbitration                                                  $        (50.00)
Waiver Creditors Rights                                             $       (200.00)
Sellers Owners Policy $11,000.000                                                        $       (50.00)
Loan Policy $8,775,000                                              $     (3,540.63)
Lender Endorsements
ALTA 9                                                              $       (100.00)
Variable Rate                                                       $        (50.00)
8.1 and 116                                                         $          0.00
Escrow Services - Lawyers Title Ins. Co.                            $       (300.00)     $      (300.00)
UPS/Delivery Fees - Lawyers Title Ins. Co.                          $        (75.00)

PAYMENT AND CREDITS
   Initial Deposit paid to LandAmerica Boston                       $    200,000.00
   Additional Deposit paid to LandAmerica Boston                    $    300,000.00

SUBTOTAL SELLER                                                                          $ 6,240,517.16
NET DUE FROM BUYER                                                  $ (1,771,530.82)

Accepted by Seller:                                    Accepted by Buyer:
Portland Lofts Associates LP                           SP/Honeyman LLC
By:   /s/Terrence P. Sullivan                          By:  /s/John Orehek
Name: Terrence P. Sullivan                             Name: John Orehek
Its:  General Partner                                  Its: Manager